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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                                   ICO, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
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                  applies:
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                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid.
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
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[ICO Logo Appears Here]


                                                         Corporate Headquarters
                                                   11490 Westheimer, Suite 1000
                                                           Houston, Texas 77077

                                                  NEWS RELEASE
TO:                                               Contact: Jason Duran
                                                           Al Pacholder
                                                  Phone:   281-721-4200
                                                  Fax:     281-721-4251
                                                  Website: www.icoinc.com
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                   ICO, INC. RETAINS BEAR, STEARNS & CO. INC.
                      TO REVIEW ALL STRATEGIC ALTERNATIVES
                           TO BUILD SHAREHOLDER VALUE

         January 19, 2001 HOUSTON, TEXAS - ICO, Inc. (NASDAQ: ICOC) announced today that it has retained the investment banking firm Bear, Stearns & Co. Inc. to review all strategic alternatives to build shareholder value, pursuant to a December 22, 2000 authorization by ICO's Board of Directors.

         Dr. Al O. Pacholder, Chairman of the Board, commented: "Our Board is committed to building value for all of our shareholders. While all of our businesses are valuable contributors to ICO, the markets are not fairly valuing the company. The Board looks forward to Bear Stearns' recommendations as we seek to unlock the businesses' true value and deliver it to our shareholders".

         ICO also announced that it had sent the following letter to Travis Street Partners, a dissident shareholder that has threatened to wage a proxy fight at the 2001 Annual Meeting of Shareholders:
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[ICO Logo Appears Here]
 ...............................................................................
                                                   11490 Westheimer, Suite 1000
                                                           Houston, Texas 77077
                                                            Phone: 281-721-4200

         Mr. Christopher N. O'Sullivan                  January 18, 2001
         Manager
         Travis Street Partners, LLC
         910 Travis, Suite 2150
         Houston, TX 77002

         Dear Mr. O'Sullivan:

                  In response to your letter of January 12, the Board of Directors of ICO Inc. is committed to building value for all ICO shareholders, and is studying strategic alternatives to achieve that goal. ICO has retained Bear, Stearns & Co. Inc. to assist us in that review.

                  We are surprised that you ask what was unacceptable about the process you proposed in your December 20 letter. Your letter threatened ICO with a costly and disruptive proxy contest, unless ICO agreed within 48 hours to pursue a transaction with you for ICO or its oilfield services business on the terms you had laid down in your letter, and entered into a definitive agreement to sell the Company or the oilfield services business to you by December 31. To us, that is not a process designed to maximize value for ICO shareholders; instead, it smacks of extortion.

                  You asked about ICO's shareholder rights plan. That plan was implemented to assist the directors in carrying out their responsibilities to shareholders. For example, it was intended to prevent a party that is interested in the Company or its valuable assets from being able to buy control on the cheap and to end up in a position to sell those assets to itself or its affiliates, or to someone else at a profit. Based on your own message board postings, it seems to us that this may be exactly what you have in mind.

                  The shareholder rights are designed to enhance the directors' ability to undertake an uncoerced review of strategic alternatives -- such as the review in which we are now engaged.

                  Be assured that we are working to build value for all ICO shareholders. We intend to follow a process that, in our judgment, is best designed to achieve that objective.

                                            Yours sincerely,

                                            ICO, Inc.

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         ICO, Inc. (the "Company") strongly advises all shareholders to read the Company's proxy statement, which will be filed with the Securities and Exchange Commission. The Company's proxy statement will contain important information that you should consider before making any decisions about the proposals to be voted on at the Company's Annual Meeting. When completed, the Company's proxy statement will be mailed to all ICO shareholders and will be available at no charge at the SEC's web site at http://sec.gov or from the Company by contacting Innisfree M&A Incorporated at 888-750-5834.

         In addition, the identity of the people who, under SEC rules, may be considered "participants in the solicitation" of ICO shareholders by ICO's Board of Directors and any description of their interests, is available in an SEC filing under Schedule 14A made by ICO on January 9, 2001.

         ICO, Inc. serves the global petrochemical, energy and steel industries by providing high technology equipment and services for petrochemical processing and oilfield services.

         Statements regarding the Board's and its adviser's review of strategic alternatives, future values, as well as any other statements that are not historical facts in this release are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include but are not limited to, outcome of the review, the market for the Company's businesses and securities, demand for the Company's services and products, business cycles and other conditions of the oil and gas and petrochemical industries, prices of commodities, acquisition risks, international risks, operational risks, and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 2000, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.